UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

PACIFIC CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20 East Carrillo Street, 2nd Floor Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
Item 7.01.	Regulation FD Disclosure.

On February 9, 2011, Pacific Capital Bancorp (the “Company”) issued a press release regarding its results of operations and financial condition for the period ended December 31, 2010 (the “Press Release”).  A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Subsequent to the issuance of the Press Release, the Company discovered that the average number of common shares – diluted reported in the Press Release did not reflect the effect of the Company’s one-for-one hundred reverse stock split on the number of outstanding warrants to purchase shares of common stock.  In addition, the average number of common shares – basic reported in the Press Release was incorrect.  The following table shows the corrected average number of shares – diluted, average number of shares – basic and the corrected diluted earnings per share:

(shares in thousands)
	Successor
	Three Months	Four Months
	Ended	Ended
	December 31, 2010	December 31, 2010
	(unaudited)

Average number of common shares - basic	30,451	25,331

Average number of common shares - diluted	30,462	30,126

Income/(loss) from continuing operations: diluted	$0.68	$0.86

Income/(loss) applicable to common shareholders per share: diluted	$0.68	$0.85

The information in this Current Report on Form 8-K is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

February 10, 2011	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated February 9, 2011.